Exhibit 99.01

Keynote Systems, Inc. 777 Mariners Island Blvd. San Mateo, CA 94404 Phone (650) 403-2400 Fax (650) 403-5500

PRESS RELEASE

Contacts:

Public Relations Dan Berkowitz Keynote Systems, Inc. (650) 403-3305 dberkowitz@keynote.com	Investor Relations Erin Kasenchak Keynote Systems, Inc. (650) 403-3314 erin.kasenchak@keynote.com

Keynote Announces First Quarter

Fiscal Year 2004 Financial Results

•	EPS of $0.03 Exceeds First Call Consensus Estimates for the Quarter

•	Revenue of $9.7 Million at High End of Range of First Call Consensus Estimates for the Quarter

•	Second Consecutive Quarter of Positive Income from Operations and Net Income

•	Eighth Consecutive Quarter of Positive Cash Flow from Operations of $4.3 Million

•	Management Solutions Revenue Up 23% Compared to Same Quarter Last Fiscal Year

SAN MATEO, California – January 26, 2004 – Keynote Systems, Inc. (Nasdaq: KEYN), today announced financial results for its first quarter of fiscal year 2004 ended December 31, 2003.

Revenue for the first quarter of fiscal year 2004 was $9.7 million, a 2% increase from the preceding quarter and flat compared to the first quarter of fiscal year 2003. Net income for the first quarter of fiscal year 2004 was $667,000, or $0.03 per diluted share, compared to net income of $652,000, or $0.03 per diluted share, for the preceding quarter, and a net loss of $2.0 million, or $0.08 per share, for the first quarter a year ago.

Keynote generated cash flow from operations for the first quarter of fiscal year 2004 of $4.3 million, which includes the collection of an account receivable from a large customer that represents $1.2 million of prepaid deferred revenue as of December 31, 2003. Cash flow from

PRESS RELEASE	Keynote Announces Q1 Fiscal Year 2004 Results	Page 2

operations was $2.2 million for the preceding quarter and $602,000 for the first quarter a year ago. Cash used for purchases of property, plant and equipment totaled $405,000 for the first quarter of fiscal year 2004 compared to $910,000 for the preceding quarter and $680,000 for the first quarter a year ago. We generated free cash flow, defined as cash flow from operations less cash used for purchases of property, plant and equipment, of $3.9 million for the first quarter of fiscal year 2004 compared to $1.3 million for the preceding quarter and we used free cash flow of $78,000 for the first quarter a year ago. The Company believes that free cash flow is an important measure of its performance as it provides investors with an additional method for evaluating its operating performance and liquidity, and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.

“We are very pleased with this quarter’s results. We achieved profitability for the second consecutive quarter and delivered our eighth consecutive quarter of positive cash flow from operations,” said Umang Gupta, chairman and CEO of Keynote. “Our traditional performance measurement services continue to stabilize, while the performance management portion of our business was up 23% compared to the same quarter for last fiscal year.”

As of December 31, 2003, Keynote’s total worldwide customer base was approximately 2,200 companies and 18,100 individual subscribers. During the quarter, Keynote averaged a 99% monthly customer retention rate, which was the same as that achieved last quarter, and consistent with historical rates of 95% or better. New customers during the quarter included British Petroleum; Dionex Corporation (Nasdaq: DNEX); European Space Agency; Genuine Parts Company (NYSE: GPC); International Broadcasting Bureau (OTC: IBCS); Jaguar, a division of Ford Motor Company (NYSE: F); SAP, AG (NYSE: SAP).

Keynote currently provides its services to 72% of the comScore Media Metrix top 50 Web sites and more than half of the Fortune 100 companies. As of December 31, 2003, Keynote measured 7,231 URLs through its Perspective services and 7,897 Internet-connected devices through Red Alert. On average during the first quarter of fiscal year 2004, Keynote captured over 40 million Internet performance measurements daily.

PRESS RELEASE	Keynote Announces Q1 Fiscal Year 2004 Results	Page 3

Other Highlights:

•	Keynote announced initial results on the performance of the Web sites for the presidential candidates and the official party sites for the Democrats, Republicans and Green Party and for MoveOn.org. Additionally, the Company announced it will issue regular performance reports until Election Day in November 2004.

•	Keynote issued regular reports on the performance of the Keynote E-Commerce Transaction Performance Index during the holiday shopping season. Keynote’s holiday data was reported in news articles across the country, including in The New York Times and The Washington Post.

•	Keynote announced its acquisition of the Internet Service suite, an Internet diagnostic service, from the Xaffire division of MarixNet Systems. Additionally, the Company announced the immediate availability of this service under the re-branded name “Keynote Network Perspective.”

Expectations for the Second Quarter of Fiscal Year 2004

The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects that for the second quarter of fiscal 2004 ending March 31, 2004:

•	total revenue will be between $9.4 million and $9.8 million;

•	total expenses will remain approximately constant compared to the first quarter of fiscal 2004;

•	interest income, net will be approximately $650,000, absent any additional transactions, and assuming no material changes in interest rates;

•	its effective income tax provision rate will be approximately 7.5%;

•	diluted weighted average shares outstanding will be approximately 20.5 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration and no other significant transactions involving Keynote’s equity securities;

•	diluted earnings per share will be between $0.01 and $0.03;

•	cash flow from operations will be between $1.9 million to $2.4 million; and

•	capital expenditures to be approximately $900,000, absent any acquisition costs or other extraordinary transactions.

PRESS RELEASE	Keynote Announces Q1 Fiscal Year 2004 Results	Page 4

Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PST), today January 26, 2004. The web cast of the call will be available at the Investor section of our web site at www.keynote.com and www.streetevents.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #4851979 or by Web cast at the Investor section of our web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote’s expected revenues, operating expenses, margins and other financial results. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s performance measurement services fluctuates and the extent to which revenue from other service lines, including performance management solutions, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, pricing pressure with respect to Keynote’s services, competition in Keynote’s market, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote’s ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2003, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

About Keynote

Founded in 1995, Keynote Systems (Nasdaq “KEYN”), The Internet Performance Authority®, is the worldwide leader in Web performance measurement and management services that improve the quality of e-business. Keynote’s services enable corporate enterprises to monitor, benchmark, test, diagnose and optimize their e-business systems both inside and outside the firewall. Approximately 2,200 corporate IT departments and 18,100 individual subscribers rely on the Company’s easy-to-use and cost-effective services to increase revenues and reduce downtime costs, without requiring additional complex and costly software implementations.

PRESS RELEASE	Keynote Announces Q1 Fiscal Year 2004 Results	Page 5

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2004 Keynote Systems, Inc.

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	Dec 31 2003	Sept 30 2003	Dec 31 2002
Revenue:
Subscription services	$8,671	$8,385	$8,841
Consulting and support services	1,052	1,129	917

Total revenue	9,723	9,514	9,758

Expenses:
Costs of subscription services	1,506	1,619	2,483
Costs of consulting and support services	803	793	899
Research and development	1,624	1,452	2,182
Sales and marketing	2,709	2,135	4,445
Operations	1,255	1,262	1,718
General and administrative	1,164	1,597	1,504
Excess occupancy costs	266	275	285
Amortization of identifiable intangible assets and stock-based compensation	362	371	403

Total expenses	9,689	9,504	13,919

Income (Loss) from operations	34	10	(4,161)

Interest income and other, net	663	642	2,164

Income (Loss) before provision for income taxes	697	652	(1,997)

Provision for income taxes	(30)	—	—

Net income (loss)	$667	$652	$(1,997)

Income (Loss) per share:
Basic	$0.04	$0.03	$(0.08)
Diluted	$0.03	$0.03	$(0.08)

Weighted average common shares outstanding used:
Basic	19,031	18,750	25,885
Diluted	20,435	19,877	25,885

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31, 2003	September 30, 2003
Assets
Current assets:
Cash and cash equivalents	$26,238	$23,242
Short-term investments	139,481	136,972

Total cash, cash equivalents and short-term investments	165,719	160,214
Accounts receivable, net	4,737	4,349
Prepaid and other current assets	1,390	1,506

Total current assets	171,846	166,069

Property and equipment, net	33,345	33,928
Goodwill, net	501	195
Identifiable intangible assets, net	1,941	2,176

Total assets	$207,633	$202,368

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$530	$654
Accrued expenses	7,210	7,077
Deferred revenue	5,804	4,357

Total current liabilities	13,544	12,088

Total liabilities	13,544	12,088

Stockholders’ equity:
Common stock	19	19
Treasury stock	(29)	(29)
Additional paid-in capital	335,221	331,912
Accumulated deficit	(141,389)	(142,056)
Accumulated other comprehensive income	267	434

Total stockholders’ equity	194,089	190,280

Total liabilities and stockholders’ equity	$207,633	$202,368

Keynote Systems, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three months ended
	Dec 31 2003	Sept 30 2003	Dec 31 2002
Cash flows from operating activities:
Net income (loss)	$667	$652	$(1,997)
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	1,088	1,594	1,707
Amortization of deferred stock-based compensation	—	1	24
Amortization of intangible assets	362	370	379
Amortization of debt investment premium	1,017	804	754
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable, net	(331)	(41)	(625)
Prepaids and other assets	116	(264)	109
Accounts payable and accrued expenses	(40)	(767)	(337)
Deferred revenue	1,439	(185)	588

Net cash provided by operating activities	4,318	2,164	602

Cash flows from investing activities:
Purchase of property and equipment	(405)	(910)	(680)
Purchase of businesses and assets	(582)	(309)	35
Sales / (Purchases) of short-term investments, net	(3,693)	6,366	31,439

Net cash provided by (used in) investing activities	(4,680)	5,147	30,794

Cash flows from financing activities:
Proceeds from issuance of common stock	3,358	1,200	398
Repurchase of outstanding common stock	—	(28)	(34,474)

Net cash provided by (used in) financing activities	3,358	1,172	(34,076)

Net increase (decrease) in cash and cash equivalents	2,996	8,483	(2,680)
Cash and cash equivalents at beginning of the period	23,242	14,759	20,874

Cash and cash equivalents at end of the period (1)	$26,238	$23,242	$18,194

(1)	Excludes $139.5 million, $137.0 million and $185.2 million of short-term investments at December 31, 2003, September 30, 2003 and December 31, 2002, respectively.

Keynote Systems, Inc. and Subsidiaries

Revenue Metrics

(In thousands)

(Unaudited)

	Three months ended
	Dec 31 2003	Sept 30 2003	Dec 31 2002
Performance Measurement Services	7,053	6,886	7,595
Performance Management Solutions	2,670	2,628	2,163

Total Revenue	$9,723	$9,514	$9,758